Exhibit 99.1

Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for First Quarter Fiscal 2013

Transformative Technology Launch at Leading Radiation Oncology Meeting

Sets Stage for Future Growth

SUNNYVALE, Calif., November 7, 2012 – Accuray Incorporated (Nasdaq: ARAY), the premier radiation oncology company, announced today financial results for the first quarter of fiscal 2013 that ended September 30, 2012. Non-GAAP results are provided to enhance understanding of Accuray’s ongoing core results of operations.

Recent highlights include a 31 percent increase in net new product orders for the first quarter of fiscal 2013 over the same quarter of the prior year, followed by the introduction of new CyberKnife and TomoTherapy Systems at American Society for Radiation Oncology (ASTRO) in October.

“Following the launch of two exciting new technologies at the ASTRO Annual Meeting, customers and prospects shared their enthusiasm for the new systems’ ability to expand the treatable patient population, increase accuracy of treatments, and improve throughput,” said Joshua Levine, president and chief executive officer of Accuray. “Capitalizing on these new products to grow future orders and revenue will be a principal focus of Accuray. As I go through my strategic and operational review, I am gaining greater insights into the business.  After this review is complete, I look forward to providing guidance on our strategic agenda and associated metrics.”

For the first quarter of fiscal 2013 Accuray reported total consolidated GAAP revenue of $82.7 million and total non-GAAP revenue of $83.0 million. By comparison, for the first quarter of fiscal 2012, total GAAP revenue was $100.5 million and total non-GAAP revenue was $95.7 million.  On a Non-GAAP basis product revenue was down by 28 percent from the same quarter of the prior year. “The year-on-year decline in product revenue reflects the fact that shipments of TomoTherapy Systems returned to normal levels from the unusually high levels in the first quarter after the acquisition was completed” said Derek A. Bertocci, chief financial officer of Accuray. “Service revenue continued to increase, up 10 percent from the prior year, driven primarily by continued increases in the installed base of systems.”

The consolidated GAAP gross margin for the first quarter of fiscal 2013 was 40.9 percent for products and 16.8 percent for services compared to 31.7 percent for products and 13.9 percent for services, for the first quarter of the prior year. The consolidated non-GAAP gross margin for the first quarter of fiscal 2013 was 50.1 percent for products and 16.7 percent for service, compared to 52.4 percent and 12.1 percent, respectively, for the first quarter of the prior year.

Consolidated GAAP net loss attributable to stockholders for the first quarter of fiscal 2013 was $24.1 million, or $0.34 per share, compared to $26.5 million or $0.38 per share for the first quarter of the prior year. Non-GAAP net loss for the first quarter of fiscal 2013 was $16.9 million or $0.23 per share compared to $11.1 million or $0.16 per share for the first quarter of the prior year.

Net product orders to backlog totaled $51.6 million during the first quarter of fiscal 2013, a 31 percent increase from $39.5 million during the first quarter of the prior year. Product backlog increased 9 percent to $294.3 million from $270.8 million at the end of the first quarter of the prior year. This was driven by a 61 percent increase in net orders for the TomoTherapy product line, offset by a 12 percent decline in orders for the CyberKnife product line, compared to the same quarter in the previous year.

During the first quarter of fiscal 2013, 15 units were shipped and 25 were installed, increasing Accuray’s worldwide installed base to 667 systems.

Accuray’s cash, cash equivalents and restricted cash totaled $124.5 million as of September 30, 2012.

Additional Information

Additional information including slides of first quarter highlights, which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com/investors.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Wednesday, November 7, 2012 at 2:00 p.m. PST/5:00 p.m. EST. The conference call dial-in numbers are1-866-788-0539 (USA) or 1-857-350-1677 (International), Conference ID: 32216030.  A live webcast of the call will also be available from the Investor Relations section of the corporate website at www.accuray.com/investors.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 10163094, beginning at 5:00 p.m. PST/8:00 p.m. EST on November 7, 2012 and will be available through November 14, 2012. A webcast replay will also be available from the Investor Relations section of the Company’s website at www.accuray.com/investors from approximately 5:00 p.m. PST/8:00 p.m. EST today through Accuray’s release of its results for the second quarter of fiscal 2013, ending December 31, 2012.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies — the CyberKnife and TomoTherapy Systems — are designed to deliver radiosurgery, stereotactic body radiation therapy, intensity modulated radiation therapy, image guided radiation therapy, and adaptive radiation therapy. To date, 667 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company’s future growth; the effects of the introduction of new CyberKnife and TomoTherapy Systems, clinical applications, clinical efficacy, treatment populations, efficiency, order growth, revenue growth and future profitability. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the introduction of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K  filed on September 10, 2012 and the company’s report on Form 10-Q to be filed for the first quarter of fiscal 2013.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,
	2012	2011
	(unaudited)
Net revenue:
Products	$40,628	$56,174
Services	42,120	43,401
Other	—	876
Total net revenue	82,748	100,451
Cost of revenue:
Cost of products	24,009	38,373
Cost of services	35,063	37,349
Cost of other	—	301
Total cost of revenue	59,072	76,023
Gross profit	23,676	24,428
Operating expenses:
Selling and marketing	12,889	13,581
Research and development	20,209	20,565
General and administrative	13,269	14,969
Impairment of indefinite lived intangible assets	12,200	—
Total operating expenses	58,567	49,115
Loss from operations	(34,891)	(24,687)
Other income (expense), net	(747)	(2,858)
Loss before provision for income taxes	(35,638)	(27,545)
Provision for income taxes	597	538
Net loss	(36,235)	(28,083)
Noncontrolling interest	(12,105)	(1,573)
Net loss attributable to stockholders	$(24,130)	$(26,510)

Net loss per share:
Basic and Diluted	$(0.34)	$(0.38)
Weighted average common shares used in computing net loss per share
Basic and Diluted	71,995	70,263

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$247	$558
Selling and marketing	$220	$229
Research and development	$516	$602
General and administrative	$772	$1,220

Accuray Incorporated

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	June 30,
	2012	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$121,861	$143,504
Restricted cash	2,611	1,560
Accounts receivable, net of allowance for doubtful accounts	57,620	67,890
Inventories	81,739	81,693
Prepaid expenses and other current assets	17,619	16,715
Deferred cost of revenue—current	4,078	4,896
Total current assets	285,528	316,258

Property and equipment, net	39,536	37,458
Goodwill	59,344	59,215
Intangible assets, net	39,122	49,819
Deferred cost of revenue—noncurrent	3,575	2,433
Other assets	10,912	7,987
Total assets	$438,017	$473,170
Liabilities and equity
Current liabilities:
Accounts payable	$28,025	$18,209
Accrued compensation	16,226	23,071
Other accrued liabilities	27,025	31,646
Customer advances	21,173	18,177
Deferred revenue—current	77,797	83,071
Total current liabilities	170,246	174,174
Long-term liabilities:
Long-term other liabilities	5,592	5,988
Deferred revenue—noncurrent	12,582	9,675
Long-term debt	80,507	79,466
Total liabilities	268,927	269,303

Equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued and outstanding: 72,143,926 and 71,864,268 shares at September 30 and June 30, 2012, respectively	72	72
Additional paid-in capital	411,136	409,143
Accumulated other comprehensive income	2,302	2,837
Accumulated deficit	(240,557)	(216,427)
Total stockholders’ equity	172,953	195,625
Noncontrolling interest	(3,863)	8,242
Total equity	169,090	203,867
Total liabilities and equity	$438,017	$473,170

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended September 30, 2012 and 2011. “GAAP” refers to generally accepted accounting principles in the United States.

Accuray closed the acquisition of TomoTherapy on June 10, 2011 and TomoTherapy’s operations since that date are included in Accuray’s consolidated results of operations. Accounting for the impact of this acquisition has resulted in changes to the value of assets and liabilities from the amounts reflected by TomoTherapy prior to the acquisition and the creation of incremental assets and liabilities including intangible assets for developed technology and backlog, and unfavorable lease obligations. These changes have impacted revenues and expenses recorded in Accuray’s consolidated statements of operations since the close of the acquisition. In addition, Accuray has incurred significant expenses as a result of the acquisition, some of which are one-time charges while others were incurred over fiscal 2012 for the integration of TomoTherapy.

To reflect the ongoing core results of operations of the Company, including adjusting for the impact of the acquisition of TomoTherapy, the Company has presented its operating results on an adjusted non-GAAP basis as well as in accordance with GAAP for the three months ended September 30, 2012 and 2011. We use the following measures shown in the following tables, which are not calculated in accordance with GAAP. All significant adjustments to reconcile to GAAP primarily relate to the acquisition of TomoTherapy except the adjustment to Other income (expense). The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with its own budgeting and financial planning, as well as evaluating management performance for compensation purposes. These non-GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in conformity with GAAP.

Revenue	Three months ended September 30,				Three Months Ended September 30,
	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$40,628	$265	(A)	$40,893	$56,174	$348	(A)	$56,522
Services	42,120	(59	)(B)	42,061	43,401	(5,068	)(B)	38,333
Other	—	—		—	876	—		876
Total	$82,748	$206		$82,954	$100,451	$(4,720)		$95,731

(A)                               As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, during the three months ended September 30, 2012 and 2011, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.3 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)                               As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue recognized by Accuray during the three months ended September 30, 2012 and 2011 was $0.1 million and $5.1 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred.

Cost of Revenue	Three months ended September 30,				Three Months Ended September 30,
	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$24,009	$(3,617	)(C)	$20,392	$38,373	$(11,491	)(C)	$26,882
Services	35,063	(11	)(D)	35,052	37,349	(3,644	)(D)	33,705
Other	—	—		—	301	—		301
Total	$59,072	$(3,628)		$55,444	$76,023	$(15,135)		$60,888

(C)                               Products cost of revenue included the following charges arising from the acquisition of TomoTherapy during the three months ended September 30, 2012 and 2011, respectively: $-0- and $7.6 million due to the write up of finished goods and work-in-process inventory on hand at the time of the acquisition from cost basis to fair value and was subsequently sold in the period, $3.6 million and $3.8 million for amortization of intangible assets created by the acquisition.

(D)                               Services cost of revenue included the following charges and reductions to expenses arising from the acquisition of TomoTherapy during the three months ended September 30, 2012 and 2011: $0.2 million and $0.1 million charges for property, plant and equipment revaluation, $-0- and $1.2 million charges due to employee severance, integration and retention expenses.  Additionally, service cost of revenue also included: $-0- and $3.6 million charge due to the write up of service related inventory on hand at the time of the acquisition from cost basis to fair value, $(0.3) million and $(1.3) million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves, both of which were related to service provided during the periods.

	Three months ended September 30,			Three Months Ended September 30,
Gross Profit	2012	2012	2012	2011	2011	2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	$16,619	$3,882	$20,501	$17,801	$11,839	$29,640
Services	7,057	(48)	7,009	6,052	(1,424)	4,628
Other	—	—	—	575	—	575
Total	$23,676	$3,834	$27,510	$24,428	$10,415	$34,843

	Three months ended September 30,			Three Months Ended September 30,
Gross Profit Margin	2012	2012	2012	2011	2011	2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	40.9%	9.2%	50.1%	31.7%	20.7%	52.4%
Services	16.8%	(0.1)%	16.7%	13.9%	(1.8)%	12.1%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	65.6%
Total	28.6%	4.6%	33.2%	24.3%	12.1%	36.4%

	Three months ended September 30,				Three Months Ended September 30,
Operating Expenses	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Selling and Marketing	$12,889	$—		$12,889	$13,581	$(1,724	)(E)	$11,857
Research and Development	20,209	(163	)(F)	20,046	20,565	(301	)(G)	20,264
General and Administrative	13,269	(976	)(H)	12,293	14,969	(2,381	)(I)	12,588
Impairment of indefinite lived intangible assets	12,200	(12,200	)(J)	—	—	—		—
Total	$58,567	$(13,339)		$45,228	$49,115	$(4,406)		$44,709

(E)                                Includes $0.8 million charge due to employee severance and retention expenses, and $0.9 million due to preparation for integration of work forces and operations from our acquisition of TomoTherapy.

(F)                                 Includes $0.1 million due to retention expenses from the acquisition of Morphormics, and $0.1 million due to property, plant and equipment revaluation from acquisition of TomoTherapy.

(G)                               Includes $0.3 million charge primarily due to employee severance and retention expenses from the acquisition of TomoTherapy.

(H)                              Includes $0.3 million charge primarily due to employee severance from the acquisition of Morphormics, $0.2 million related to employee severance and retention due to consolidation of European offices, $0.1 million charge related to preparation for acquisition of Morphormics and $0.4 million due to property, plant and equipment revaluation due to the acquisition of TomoTherapy.

(I)                                   Includes $0.9 million charge due to employee severance and retention expenses, $1.0 million of charges related to preparation for integration of work forces and operations, and $0.5 million charge for property, plant and equipment revaluation related to the acquisition of TomoTherapy.

(J)                                   Represents the impairment charges related to the write-down of the in-process research and development (IPR&D) asset based on results of research and development work carried out by CPAC, a variable interest entity consolidated by the Company.

Net Loss Attributable to Stockholders

	Three months ended September 30,				Three Months Ended September 30,
	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Loss From Operations	$(34,891)	$17,173	(K)	$(17,718)	$(24,687)	$14,821	(K)	$(9,866)
Other Income (Expense)	(747)	379	(L)	(368)	(2,858)	639	(M)	(2,219)
Provision For Income Taxes	597	—		597	538	—		538
Noncontrolling Interest	(12,105)	10,323	(N)	(1,782)	(1,573)	—		(1,573)
Net Loss Attributable to Stockholders	$(24,130)	$7,229		$(16,901)	$(26,510)	$15,460		$(11,050)

Net Loss Per Share - Basic and Diluted	$(0.34)	$0.10		$(0.23)	$(0.38)	$0.22		$(0.16)

Weighted Average Common Shares outstanding - Basic and Diluted	71,995			71,995	70,263			70,263

(K)                              Represents impact of all adjustments (A) through (J) on loss from operations.

(L)                                Includes $1.0 million non-cash interest expense arising from the accretion of interest expense on the long-term debt, offset by $0.6 million gain on previously held equity interest due to the acquisition of Morphormics.

(M)                            Represents non-cash interest expense arising from the accretion of interest expense on the long-term debt.

(N)                               Represents the noncontrolling portion of the $12.2 million impairment charge related to the write-down of the IPR&D asset based on results of research and development work carried out by CPAC, a variable interest entity consolidated by the Company.

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